UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2007
Asset Acceptance Capital Corp.
(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
28405 Van Dyke Avenue
Warren, MI 48093
(Address of principal executive offices)
Registrant’s telephone number, including area code: (586) 939-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
SIGNATURES

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Asset Acceptance Capital Corp. has a Code of Business Conduct, its code of ethics that applies to its directors, officers and employees, including its Chief Executive Officer, Chief Financial Officer, Controller and Director of Internal Audit.
On January 17, 2007, with the approval of the Nominating and Corporate Governance Committee of its Board of Directors, Asset Acceptance Capital Corp. amended its Code of Business Conduct. The amendments were made to state more directly (1) the obligations of its directors, officers and employees with respect to the Company’s filings with the Securities and Exchange Commission and other public communications, (2) the process for directors to report violations of the Code of Business Conduct, and (3) the process for administering the Code of Conduct.
A copy of our Code of Business Conduct, as amended, is posted on our internet website at http://www.assetacceptance.com.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 22, 2007	ASSET ACCEPTANCE CAPITAL CORP.
	By:	/s/ Edwin L. Herbert
		Name:	Edwin L. Herbert
		Title:	Vice President-General Counsel